Exhibit 99.1

NovaBay Pharmaceuticals Announces Pricing of $15.0 Million Private Placement

Private Placement to fund acquisition of DERMAdoctor

EMERYVILLE, Calif. (November 1, 2021) – NovaBay® Pharmaceuticals, Inc. (NYSE American: NBY) (“NovaBay” or the “Company”) announces it has entered into a Securities Purchase Agreement with certain institutional investors in connection with a private placement of 15,000 shares of a newly created Series B Non-Voting Convertible Preferred Stock (the “Series B Preferred Stock”) at a price of $1,000 per share and warrants exercisable to purchase up to an aggregate of 37,500,000 shares of common stock at an exercise price of $0.53 per share (the “Warrants”). The Company expects to receive gross proceeds from the private placement of approximately $15.0 million. The private placement is expected to close on or about November 2, 2021, subject to satisfaction of customary closing conditions.

“This financing allows us to close on the DERMAdoctor acquisition and fully fund our path to profitability. With this acquisition, we are doubling the size of our Company and expanding into the lucrative skincare market,” said Justin Hall, NovaBay CEO.  “In addition to acquiring DERMAdoctor’s existing line of products, we will be aggressively launching new products and brands in the coming year.”

On September 28, 2021, NovaBay announced that it had entered into a definitive agreement to acquire DERMAdoctor, LLC (“DERMAdoctor”), and that the consummation of this acquisition transaction was subject to NovaBay completing a financing to raise capital sufficient to fund the purchase price for this acquisition, as well as the satisfaction of other closing conditions of the parties. NovaBay intends to use the net proceeds received from the offering to partially fund the purchase price to acquire DERMAdoctor, and for working capital purposes.

Ladenburg Thalmann & Co. Inc. is acting as the exclusive placement agent for the offering.

The Series B Preferred Stock is convertible into an aggregate of approximately 37,500,000 shares of common stock at a conversion price of $0.40 per share. In addition, the conversion of the Series B Preferred Stock will be subject to certain ownership limitations, as provided in the Securities Purchase Agreement and in the Certificate of Designation of Preferences, Rights and Limitations of the Series B Preferred Stock, which will be filed and become effective in connection with the closing of the offering. The Series B Preferred Stock is only entitled to dividends in the event dividends are paid on the Company's common stock and will not have any preferences over the Company's common stock, including liquidation rights. As a result of the number of shares of Company common stock that may be issued upon the future conversion of the Series B Preferred Stock and exercise of the Warrants, the Company will be required to obtain stockholder approval in accordance with the NYSE American LLC Company Guide Rule 713(a) and Rule 713(b). In addition, the number of authorized shares of Common Stock will need to be increased by the Company, as required by its governing documents and applicable law, in order to have a sufficient number of shares of Common Stock to issue upon the full conversion of the Preferred Stock and the full exercise of the Warrants (“Authorized Share Increase”). The Warrants will become exercisable only upon the effectiveness of the Authorized Share Increase and will expire six years following the date that the Warrants first become exercisable.

The offer and sale of the Preferred Stock and the Warrants are being made in a transaction not involving a public offering, and these securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws. Accordingly, the securities may not be reoffered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

Under a Registration Rights Agreement to be entered into with the Purchasers, the Company will be required to file an initial registration statement with the Securities and Exchange Commission (the “SEC”) covering the resale of the shares of the Company’s common stock underlying the Series B Preferred Stock no later than 30 days after the closing of the offering and to use best efforts to have the registration statement declared effective as promptly as practical thereafter, and in any event no later than 90 days after the closing of the offering. Additionally, the Company is required to file a second registration statement with the SEC covering the resale of the shares of the Company’s common stock underlying the Warrants no later than 30 days after the Amendment Date and to use best efforts to have the registration statement declared effective as promptly as practical thereafter, and in any event no later than 90 days after the Amendment Date.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About NovaBay Pharmaceuticals, Inc.

NovaBay Pharmaceuticals, Inc. is a pharmaceutical company focusing on high-quality, differentiated, anti-infective consumer products: Avenova®, the premier antimicrobial lid and lash spray, CelleRx® Clinical Reset, a breakthrough product in the beauty category, and NeutroPhase® Skin and Wound Cleanser for wound healing. NovaBay’s products are formulated with its patented, pure, stable, pharmaceutical-grade hypochlorous acid that replicates the antimicrobial chemicals used by white blood cells to fight infection. NovaBay’s hypochlorous acid products do not cause stinging or irritation, are non‑toxic and non-sensitizing, making them completely safe for regular use. Avenova is the only commercial hypochlorous acid lid and lash spray product clinically proven to reduce bacterial load on ocular skin surfaces, thus effectively addressing the underlying cause of bacterial dry eye.

Forward-Looking Statements

This press release contains forward‑looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements about the commercial progress and future financial performance of NovaBay, the private placement of Series B Preferred Stock and the Warrants (“Private Placement”), as well as the transaction to acquire DERMAdoctor (the “Transaction”). This release contains forward-looking statements that are based upon management’s current expectations, assumptions, estimates, projections and beliefs. These statements include, but are not limited to, statements regarding our current product offerings and marketing efforts, the financial and business impact and effect of the proposed Transaction, the expected completion of and impact of the Private Placement, our partnerships, and any future revenue that may result from selling our products, as well as generally NovaBay’s expected future financial results. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results or achievements to be materially different and adverse from those expressed in or implied by these forward-looking statements. Other risks relating to NovaBay’s business, including risks that could cause results to differ materially from those projected in the forward-looking statements in this press release, are detailed in NovaBay’s latest Form 10-Q, Form 10-K and/or 8-K filings with the Securities and Exchange Commission, especially under the heading “Risk Factors.” The forward-looking statements in this release speak only as of this date, and NovaBay disclaims any intent or obligation to revise or update publicly any forward-looking statement except as required by law.

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Avenova Purchasing Information

For NovaBay Avenova purchasing information:

Please call 800-890-0329 or email sales@avenova.com.

Avenova.com

CelleRx Clinical Reset Purchasing Information

For NovaBay CelleRx Clinical Reset purchasing information

Please call 877-CELLERX

www.CelleRx.com

NovaBay Contact

Justin Hall

Chief Executive Officer and General Counsel

510-899-8800

jhall@novabay.com

NovaBay Investor Contact

LHA Investor Relations

Jody Cain

310-691-7100
jcain@lhai.com

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